Exhibit 10.1
EXECUTIVE SEVERANCE AND NONCOMPETITION AGREEMENT
This EXECUTIVE SEVERANCE AND NONCOMPETITION AGREEMENT (“Agreement”) is effective as of ________ __, 2022, by and between TRUIST FINANCIAL CORPORATION, a North Carolina corporation (the “Company”), and [Name of Executive] (“Executive”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Management Change of Control, Severance and Noncompetition Plan (the “Plan”).
WHEREAS, Company and its affiliates are engaged in the banking and financial services business; and
WHEREAS, Executive is experienced in, and knowledgeable concerning, the material aspects of such business; and
WHEREAS, Executive is presently employed as the [Title] of the Company; and
WHEREAS, the Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing the best interests of the Company and its stockholders; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to secure Executive’s continued services and to ensure Executive’s continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to or create the possibility of, a Change of Control (as defined in the Truist Financial Corporation 2022 Incentive Plan or any successor equity compensation plan), without concern as to whether Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change of Control, and to encourage Executive’s full attention and dedication to the Company, the Committee has authorized the Company to enter into this Agreement;
WHEREAS, the Committee has determined that it is in the best interest of the Company and its stockholders to protect Executive in the case of certain terminations not related to a Change of Control; and
WHEREAS, the Company and Executive have determined that it is in their respective best interests to enter into this Agreement on the terms and conditions as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the terms and conditions of the Plan and this Agreement.
Section 1. Restrictive Covenants. Executive acknowledges and agrees that the duties and responsibilities to be performed by Executive as an executive officer of the Company are of a special and unusual character that have a unique value to the Company and its affiliates, the loss of which cannot be adequately compensated by damages in any action in law. Executive also acknowledges and agrees that Executive will have broad access to Confidential Information, that Confidential Information will in fact be developed by Executive in the course of performing Executive’s duties and responsibilities as an executive officer of the Company, and that the Confidential Information furnishes a competitive advantage in many situations and constitutes, separately and in the aggregate, valuable, special and unique assets of the Company and its affiliates. Executive further acknowledges and agrees that the unique and proprietary knowledge and information possessed by, or which will be disclosed to, or developed by, Executive in the course of Executive’s employment will be such that Executive’s breach of the covenants contained in the Plan would immeasurably and irreparably damage the Company and its affiliates regardless of where the activities constituting such breach were to occur. Thus, Executive acknowledges and agrees that it is both reasonable and necessary for the covenants in the Plan to apply to Executive’s activities throughout the Restricted Area (as defined in the Plan). In recognition of the special and unusual character of the duties and responsibilities of Executive under the Plan and as a material inducement to the Company to continue to employ Executive in this special and unique capacity, and in consideration of the payments and benefits under this Plan, Executive covenants and agrees that, to the extent and subject to the limitations provided in the Plan.
Without limiting the generality of the foregoing, Executive expressly agrees to the following provisions of the Plan: Section 6(a) (non-solicitation), Section 6(b) (non-competition), Section 6(c) (confidentiality), Section 6(d) (non-disparagement) and Section 7 (intellectual property).
Section 2. Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Signatures transmitted via facsimile or PDF will be deemed the equivalent of originals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TRUIST FINANCIAL CORPORATION
By:
Name:
Title:

By:
Name:

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APPENDIX A
Prior Inventions
    1.    The following is a complete list of all Prior Inventions (as provided in the attached Plan):

Prior Inventions
    2.    Due to a prior confidentiality agreement, Executive cannot complete the disclosure under Section 1 above with respect to the Prior Inventions generally listed below, the duty of confidentiality with respect to which Executive owes to the following party(ies):

Prior Invention	Party(ies)	Relationship

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